UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 16, 2013 (May 15, 2013)
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MINERCO RESOURCES, INC.
(Exact name of registrant as specified in its charter)
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NEVADA	333-156059	27-2636716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Trafalgar Square
Suite 455
Nashua, NH 03063
(Address of principal executive offices, including zip code.)

(603) 732-6948
(Registrant’s telephone number, including area code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 15, 2013, we entered into an exchange agreement with John Powers to exchange his accrued salary to date for 15,000,000 shares of the Company’s common stock.

The Exchange.  Powers agrees to forgive his accrued salary, through May 15, 2013, in amount of Twenty-four Thousand Five Hundred Dollars and 00/100 Cents ($24,500.00) for Fifteen Million Shares of the Company’s Common Stock (hereinafter the “Exchange”) for services performed as the Company’s CEO.

Mr. Powers was issued 15,000,000 shares of common stock, upon the effective date of the exchange agreement.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

On May 16, 2013, the Company issued 15,000,000 shares of its common stock to its Chief Executive Officer pursuant to an exchange agreement dated May 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 15, 2013	MINERCO RESOURCES, INC.

	By:	/s/ John Powers
John Powers